UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
The Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☑	Soliciting Material Pursuant to § 240.14a-12
COEUR D’ALENE MINES CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Vote FOR the Merger
Creating the World’s Undisputed Leader in Silver
Special Meeting of Shareholders
December 3, 2007

Vote FOR the merger:
To Create The World’s Premier Silver Play

☑	Addition of world-class Palmarejo Project positions New Coeur as the world’s undisputed leader in silver

☑	Anticipated silver and gold production growth over next two years of over 140% and 65%, respectively[1]

☑	Expected 50% reduction in Coeur’s estimated 2009 cash operating costs[1]

☑	Adds substantial exploration / expansion potential to Coeur’s existing exploration portfolio

☑	Provides an important strategic position in Mexico — the world’s second largest silver producing country

☑	Coeur’s underground and open-pit expertise is expected to maximize the value of the Palmarejo Project
The Combined Company Expects To Provide Its Shareholders With

✓	Growth In Production, Resources, And Cash Flow

✓	Industry-Low Production Costs

✓	Future Expansion Potential

✓	Enhanced Exposure To Strong Silver And Gold Fundamentals

[1]	Management estimates and Palmarejo technical reports

Vote FOR the merger:
To Add The World’s Premier Silver/Gold Project
to Coeur’s Existing Asset Base
This transaction provides Coeur shareholders with the opportunity to nearly double the Company’s current silver and gold production at materially lower production costs with tremendous potential to grow its resources and reserves in the months and years ahead through aggressive exploration.
Palmarejo Project Overview:
•	Located in northern Mexico in the prolific Sierra Madre precious metals belt

•	Holdings cover more than 12,100 hectares; less than 30% has been explored to date

•	Construction underway

•	Production of 10.4 million silver ounces and 115,000 gold ounces expected annually beginning in 2009[1]

•	Low estimated average annual cash operating costs of negative $0.41 per ounce of silver[1]

[1]	Management estimates and Palmarejo technical reports

Vote FOR the merger:
To Create The World Leader In Silver
The Palmarejo Project will help create an industry-leading silver production profile with anticipated silver production growth of over 140% from 2007 to 2009.
The expected production from the Palmarejo Project will reinforce New Coeur’s position as the world’s largest primary silver producer.
New Coeur will possess a substantial silver mineral reserve and resource base 25% larger than its closest competitor that will create opportunities for further expansion.
Industry-low forecast cash costs of under $1.75 per ounce of silver are expected to propel New Coeur’s operating cash flow to twice current levels.
We Expect The Merger Will Generate Value For Shareholders

[1]	Coeur management estimates, based on Palmarejo preliminary assessment completed on September 17, 2007.

[2]	Analyst estimates; does not include base metals.

[3]	Company has announced silver production to increase to 23 million ounces by 2009.

[4]	Company announcements and SEDAR filings. Mineral resources refer to measured and indicated mineral resources and are in addition to mineral reserves.

[5]	Based on analyst estimates.

[6]	All cash costs are net of credits

Vote For The Merger

Vote by Telephone	Vote by Internet	Vote by Mail
Call Toll-Free using a	Access the Website and	Sign and return your
touch-tone telephone:	cast your vote:	proxy in the postage-
1-888-693-8683	www.cesvote.com	paid envelope provided.
Questions & Answers
Q:	When and where is the Special Meeting of Shareholders?

The Special Meeting of Coeur shareholders will be held on December 3, 2007 at 9:30 a.m., local time, at The Coeur d’Alene Resort and Conference Center, Second Street and Front Avenue, Coeur d’Alene, Idaho.

Q:	What am I being asked to vote on?

You are being asked to consider and vote upon 3 proposals:
1.	Increase the authorized shares of Coeur common stock from 500,000,000 to 750,000,000 in order to provide sufficient shares to issue to Bolnisi and Palmarejo shareholders in the transactions.

2.	Authorize the issuance of shares of Coeur common stock to Bolnisi and Palmarejo’s shareholders.

3.	The adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the above two proposals.
Q:	How do I vote my Coeur common stock?

Before you vote, you should read the proxy statement in its entirety, including its Annexes, and carefully consider how the transactions affect you. Then, mail your completed, dated and signed proxy card in the enclosed return envelope or submit your proxy by telephone or over the Internet as soon as possible so that your shares can be voted at the special meeting. For more information on how to vote your shares, see the section in the proxy statement entitled “The Special Meeting — Record Date and Voting Information.”

Q:	As a shareholder, how will I benefit from this merger?

Coeur’s board of directors unanimously believes that the transactions are in the best interests of Coeur and its shareholders, because the combined company will be the world’s leading primary silver company in terms of annual silver production and low production costs (once the Palmarejo Project commences operations), expected growth rate of production over the next two years, and exploration potential, along with a leading silver resource base. Coeur will also be geographically diversified, with mining operations in North America, South America and Australia, ranging from exploration stage properties to development and operating properties. Coeur will remain highly leveraged to commodity prices with unhedged production and be one of the world’s most liquid publicly-traded silver mining companies with listings on the NYSE and the TSX. Coeur’s financial flexibility, large cash position, and balance sheet strength, will enhance its access to capital markets.

Q:	What vote is required to approve the proposals?

The proposals must be adopted by the affirmative vote of a majority of the shares of Coeur common stock that are present or represented by proxy at the shareholder meeting. In addition, the total votes cast on Proposal 2 must represent a majority of the shares of common stock outstanding on the date of the special meeting. Therefore it is important you vote today!

Q:	How does the board of directors recommend that I vote?

Coeur’s board of directors unanimously recommends that Coeur’s shareholders vote FOR all three proposals: FOR the amendment to Coeur’s articles of incorporation: FOR the issuance of Coeur shares necessary to implement the transactions; and FOR the adjournment proposal.

Q:	What do I need to do now?

Your vote is extremely important. Please sign and return your proxy card in the enclosed return envelope as soon as possible. If you have any questions or require any assistance in executing or delivering your proxy or voting instructions, please call D.F. King & Co., Inc., which is assisting Coeur, at 1-800-901-0068 (toll-free) or (collect) at (212) 269-5550.

Q:	How many votes do I have?

You have one vote for each share of Coeur common stock that you own as of the Special Meeting record date on October 19, 2007.

Q:	What happens if I don’t indicate how to vote on my proxy card?

If you are a holder of Coeur common stock and sign and return your proxy card, but do not include instructions on how to vote, your shares will be voted FOR approval of all three proposals.

Q:	May I change my vote after I have mailed my signed proxy card?

Yes. You may revoke and change your vote at any time before your proxy card is voted at the special meeting. You can do this in one of three ways:
•	First, you can send a written notice to the Coeur corporate secretary stating that you would like to revoke your proxy;

•	Second, you can complete and submit a new proxy in writing, by telephone or over the Internet; or

•	Third, you can attend the meeting and vote in person. Your attendance alone will not revoke your proxy.
If you have instructed a broker to vote your shares, you must follow directions received from your broker to change those instructions.

Q:	May I vote in person?

Yes. You may attend the special meeting and vote your shares in person whether or not you sign and return your proxy card. If your shares are held of record by a broker, bank or other nominee and you wish to vote at the special meeting, you must obtain a proxy from the record holder.

Q:	Who can help answer my questions?

If you have questions about the transactions and the special meeting, including the procedures for voting your shares, please call D.F. King & Co., Inc., which is assisting Coeur, at 1-800-901-0068 (toll-free) or (collect) at (212) 269-5550.

Q:	When does Coeur expect to close the transactions?

Coeur, Bolnisi and Palmarejo will complete the transactions when all of the conditions to completion of the transactions have been satisfied or waived. The parties are working toward satisfying these conditions and completing the transactions as quickly as possible. The parties currently plan to complete the transactions in the fourth quarter of 2007.
Current Mineral Reserves and Resources: Coeur
Resources: Palmarejo
Resources: Guadalupe
Resources: La Patria
1)	Mineral Reserves correspond to Ore Reserves per US SEC classification. Metal prices used to determine ore reserves were $8.00/oz. Ag and $475.00/oz. Au at Rochester; $10.00/oz Ag at Endeavor; $10.00/oz Ag and $550.00/oz. Au at Cerro Bayo and Martha; $10.12/oz Ag. at Broken Hill; $8.00/oz Ag at San Bartolome; and $550.00/oz Au at Kensington. Endeavor and Broken Hill reserves are as of June 30, 2006. A detailed discussion of the assumptions, parameters, methods and other factors used to calculate the reserves disclosed herein are contained in the most recent technical report for each of the respective properties listed above. The technical reports have been prepared in accordance with National Instrument 43-101 and are available for review on SEDAR.

2)	Mineral resources are in addition to mineral reserves and have not demonstrated economic viability. A detailed discussion of the assumptions, parameters, methods and other factors used to calculate the resources disclosed herein are contained in the most recent technical report for each of the respective properties listed above. The technical reports have been prepared in accordance with National Instrument 43-101 and are available for review on SEDAR.

3)	Source: Palmarejo Updated Resource Statement — September 2007 — A 0.8 g/t AuEq cutoff has been applied to Palmarejo — only those blocks with higher interpolated grade than these cut-offs have been included in the resource statement above.

4)	Source: Palmarejo Updated Resource Statement — September 2007 — 0.8 g/t AuEq cut-off has been applied to Guadalupe to a depth of 150 meters below surface and a 2.5 g/t AuEq cut-off has been applied for mineral resources occurring deeper than 150 meters below surface — only those blocks with higher interpolated grade than these cut-offs have been included in the resource statement above.

5)	Source: Palmarejo Updated Resource Statement — September 2007 — A 0.8 g/t AuEq cut-off has been applied to the La Patria resource estimate. Only those blocks with higher interpolated grade than this cut-off have been included in the resource statement above.

Cautionary Statements:
This presentation contains forward-looking statements within the meaning of securities legislation in the United States and Canada including statements regarding a possible transaction and anticipated operating results. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Coeur’s control. Operating, exploration and other statements in this presentation are based on information that Coeur believes is reasonable, but involve significant uncertainties affecting the business of Coeur, including, but not limited to, future gold and silver prices, costs, ore grades, estimation of gold and silver reserves, mining and processing conditions, construction schedules, currency exchange rates, and the completion and/or updating of mining feasibility studies, changes that could result from future acquisitions of new mining properties or businesses, the risks and hazards inherent in the mining business (including environmental hazards, industrial accidents, weather or geologically related conditions), regulatory and permitting matters, risks inherent in the ownership and operation of, or investment in, mining properties or businesses in foreign countries, as well as other uncertainties and risk factors set out in filings made from time to time with the SEC and the Ontario Securities Commission, including, without limitation, Coeur’s reports on Form 10-K and Form 10-Q. As disclosed in this presentation, there are risks that the parties will not proceed with the transaction, that the ultimate terms of the transaction will differ from those that currently are contemplated, and that the results, developments and timetables could vary significantly from the estimates presented. Readers are cautioned not to put undue reliance on forward-looking statements. Coeur disclaims any intent or obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise. Additionally Coeur undertakes no obligation to comment on analyses, expectations or statements made by third parties in respect of Coeur, its financial or operating results or its securities or the possible transaction.
Donald J. Birak, Coeur’s Senior Vice President of Exploration, is the qualified person responsible for the preparation or supervision of the scientific and technical information in this document. For a description of the key assumptions, parameters and methods used to estimate mineral reserves and resources, as well as a general discussion of the extent to which the estimates may be affected by any known environmental, permitting, legal, title, taxation, socio-political, marketing or other relevant factors, please see the Technical Reports for each of Rochester, Cerro Bayo, Martha, san Bartolome, Kensington, Endeavor and Broken Hill projects as filed on SEDAR at (www.sedar.com). For a description of the key assumptions, parameters and methods used to estimate mineral resources for the Palmarejo project, please see the Technical Reports as filed on SEDAR at (www.sedar.com).
This presentation uses the terms ‘Measured”, “Indicated” and “Inferred” Resources. U.S. investors are advised that while such terms are recognized and required by Canadian regulations, the Securities and Exchange Commission does not recognise them. “Inferred Resources” have a great amount of uncertainty as to their existence and as to their potential economic and legal feasibility. It cannot be assumed that all or any part of an inferred resource will ever be upgraded to a higher category.
The definitions of proven and probable mineral reserves under Canadian National Instrument 43-101 are substantially identical to the definitions of such ore reserves under Guide 7 of the SEC’s Securities Act Industry Guides. Mineral resources are in addition to mineral reserves and have not demonstrated economic viability.
Under Canadian rules, estimates of Inferred Resources may not form the basis of a pre-feasibility or feasibility study. U.S. investors are cautioned not to assume that all or any part of Measured or Indicated Resources will ever be converted into reserves. U.S. investors are also cautioned not to assume that all or any part of an Inferred Mineral Resource exists, or is potentially economical or legally mineable.
Additional Information:
The definitive proxy statement that Coeur has filed with the United States Securities and Exchange Commission (“SEC”) and Canadian securities regulators and mailed to its shareholders contains information about Coeur, Bolnisi, Palmarejo, the Palmarejo Project, the proposed transaction and related matters. Shareholders are urged to read the definitive proxy statement carefully, as it contains important information that shareholders should consider before making a decision about the proposed transaction. In addition to receiving the definitive proxy statement from Coeur by mail, shareholders may also obtain the definitive proxy statement, as well as other filings containing information about Coeur, without charge, from the SEC’s website (www.sec.gov) and the Canadian securities regulators’ website (www.sedar.com) or, without charge, from Coeur. Coeur and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Coeur’s shareholders with respect to the proposed transaction. Information regarding any interests that Coeur’s executive officers and directors may have in the proposed transaction is set forth in the definitive proxy statement. The Coeur shares to be issued in the proposed transaction have not been and will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Coeur intends to issue such Coeur shares pursuant to the exemption from registration set forth in Section 3(a)(10) of the Securities Act.
Copies of the merger implementation agreements and certain related documents have been filed with the SEC and Canadian securities regulators and are available at the SEC’s website at (www.sec.gov) and at the Canadian securities regulators’ website at (www.sedar.com).
Creating the Worlds Undisputed Leader In Silver
Vote FOR the Merger
The Coeur Board of Directors Strongly Encourages Shareholders
To vote FOR all proposals And To approve the merger TODAY!
For additional information or question on voting for the merger, please call:
D.F. King & Co., Inc.
48 Wall Street
New York, NY 10005
Toll-Free: 1-800-901-0068

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